The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying base prospectus do not constitute an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-237408

SUBJECT TO COMPLETION, DATED MARCH 2, 2023

PROSPECTUS SUPPLEMENT

(To prospectus dated March 26, 2020)

$

Verisk Analytics, Inc.

$                % Senior Notes due 20

We are offering $                aggregate principal amount of    % Senior Notes due 20    (the “notes”). The notes will bear interest at a fixed rate of    % per annum and will mature on                , 20    . We will pay interest on the notes on                and                of each year, beginning on                , 2023.

We may redeem some or all of the notes at any time at the redemption prices described in this prospectus supplement, together with accrued and unpaid interest. See “Description of Notes — Optional Redemption.” If a change of control repurchase event as defined in this prospectus supplement under the heading “Description of Notes — Change of Control” occurs, we may be required to offer to purchase the notes from the holders.

The notes will be our unsecured and unsubordinated obligations and will rank equally in right of payment among themselves and with our existing and future unsecured and unsubordinated indebtedness. The notes will not be guaranteed by any of our subsidiaries. The notes will be issued only in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The notes will not be listed on any securities exchange. The notes are a new issue of securities with no established trading market.

Investing in the notes involves risks that are described in the “Risk Factors” section beginning on page S-10 of this prospectus supplement.

	Public Offering Price(1)		Underwriting Discounts		Proceeds, before Expenses, to US(1)
Per note		%		%		%
Total	$		$		$

(1)	Plus accrued interest, if any, from , 2023, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank SA/NV, as operator of the Euroclear System, and Clearstream Banking, S.A., on or about                , 2023.

Joint Book-Running Managers

BofA Securities	HSBC

The date of this prospectus supplement is                , 2023.

Page

Prospectus Supplement

Prospectus

We have not, and the underwriters have not, authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the underwriters take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the underwriters are offering to sell, and seeking offers to buy, the notes only in jurisdictions where offers and sales are permitted. The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, any free writing prospectuses relating to this offering or any document incorporated by reference herein or therein is accurate only as of the date of such document, regardless of the time of delivery of this prospectus supplement or of any sale of the notes.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which contains the terms of this offering of notes. The second part, the accompanying prospectus dated March 26, 2020, gives more general information, some of which may not apply to this offering.

This prospectus supplement and the information incorporated by reference in this prospectus supplement may add to, update or change the information in the accompanying prospectus. If information in this prospectus supplement varies in any way from the information in the accompanying prospectus or in a document we have incorporated by reference, you should rely on the information in the more recent document. You should also read and consider the additional information under the captions “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying prospectus do not constitute an offer, or an invitation on our behalf or the underwriters or any one of them, to subscribe to or purchase any of the notes, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. See “Underwriting.”

Unless otherwise stated herein or the context otherwise requires, the terms “Verisk,” “Verisk Analytics,” “the Company,” “we,” “us,” and “our” refer to Verisk Analytics, Inc. and its consolidated subsidiaries. If we use a capitalized term in this prospectus supplement and do not define the term in this document, it is defined in the accompanying prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We have made or incorporated by reference statements under the captions “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and in other sections of this prospectus supplement, the prospectus or the documents incorporated by reference herein that are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies, and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance, or achievements to differ materially from the results, level of activity, performance, or achievements expressed or implied by the forward-looking statements, including those factors discussed under the captions entitled “Risk Factors” in this prospectus supplement and our annual report on Form 10-K for the year ended December 31, 2022.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this prospectus supplement to conform our prior statements to actual results or revised expectations.

S-ii

SUMMARY

This summary highlights the information contained elsewhere in this prospectus supplement or incorporated by reference herein. Because this is only a summary, it may not contain all of the information that you should consider before investing in the notes offered hereby. For a more complete understanding of this offering, we encourage you to read this entire prospectus supplement, the prospectus and the documents incorporated by reference herein, including the “Risk Factors.” You should read the following summary together with the more detailed information and consolidated financial statements and the notes to those statements incorporated by reference into this prospectus supplement. Unless otherwise indicated, financial information included or incorporated by reference in this prospectus supplement is presented on an historical basis.

Company Overview

Verisk is a leading data analytics provider serving customers in the insurance and energy markets, until February 1, 2023 when we completed the sale of our Energy business. We also divested our specialized markets and financial services businesses in March 2022 and April 2022, respectively.

Using advanced technologies to collect and analyze billions of records, we draw on unique data assets and deep domain expertise to provide innovations that may be integrated into customer workflows. We offer predictive analytics and decision support solutions to customers in rating, underwriting, claims, catastrophe, weather risk, and many other fields. In the United States (“U.S.”) and around the world, we help customers protect people, property, and financial assets.

Our customers use our solutions to make better decisions about risk and opportunities with greater efficiency and discipline. We refer to these products and services as solutions due to the integration among our services and the flexibility that enables our customers to purchase components or a comprehensive package. These solutions take various forms, including proprietary data assets, expert industry insight, statistical models, tailored analytic object, and robust software platforms all designed to allow our customers to make more informed risk decisions. We believe our solutions for analyzing risk have a positive impact on our customers’ revenues and help them better manage their costs. In 2022, our customers included all of the top 100 property and casualty (“P&C”) insurance providers in the U.S. for the lines of P&C services we offer. We believe that our commitment to our customers and the embedded nature of our solutions serve to strengthen and extend our relationships.

Recent Developments

Disposition of Our Energy Business

On October 28, 2022, we entered into an equity purchase agreement to sell Wood Mackenzie, Inc. and Verisk New UK Holdco LP (together with their respective subsidiaries, our “Energy business”) to Planet Jersey Buyer Ltd, an entity that was formed on behalf of, and is controlled by, The Veritas Capital Fund VIII, L.P. and its affiliated funds and entities (“Veritas Capital”), for a purchase price of $3,100.0 million (subject to customary purchase price adjustments for, among other things, the cash, working capital and indebtedness of the Energy business as of the closing) and up to $200.0 million of additional contingent cash consideration based on Veritas Capital’s future return on its investment paid through a Class C Partnership interest.

The Energy business qualified as held for sale in the fourth quarter of 2022 and was classified as a discontinued operation per the guidance in ASC 205-20, Discontinued Operations, as we determined that this transaction represents a strategic shift that has or will have a major effect on our operations and financial results. Accordingly, all results of operations of the Energy business have been removed from continuing operations and presented as discontinued operations in our consolidated statements of operations for all periods presented. Additionally, all assets and liabilities of the Energy business have been classified as assets and liabilities held for sale within our consolidated balance sheet as of December 31, 2022 and 2021. In connection with the held for sale classification, we recognized an impairment of $303.7 million, partially offset by a deferred tax benefit of $75.9 million, on the remeasurement of the disposal group held for sale, which has been included in the discontinued operations in our consolidated statement of operations for the year ended December 31, 2022. Upon classification of the Energy business as held for sale, its cumulative foreign currency translation adjustment within shareholders’ equity was included with its carry value, which primarily resulted in the impairment.

On February 1, 2023, we closed on and completed the sale of our Energy business. We do not expect to have any continuing involvement in the Energy business subsequent to closing.

Amendment and Extension of Syndicated Revolving Credit Facility

We have a $1,000.0 million committed senior unsecured syndicated revolving credit facility, that was entered into on April 22, 2015 and was subsequently amended by the First Amendment, dated as of July 24, 2015, the Second Amendment, dated as of May 26, 2016, the Third Amendment, dated as of May 18, 2017 and the Fourth Amendment, dated as of August 15, 2019 (the “Syndicated Revolving Credit Facility”) with Bank of America, N.A. as administrative agent. The financial covenants thereunder require that, at the end of any fiscal quarter, we have a consolidated funded debt leverage ratio of less than 3.5 to 1.0. At our election, the maximum consolidated funded debt leverage ratio could be permitted to increase one time each to 4.0 to 1.0 and 4.25 to 1.0. The Syndicated Revolving Credit Facility may be used for general corporate purposes, including working capital needs and capital expenditures, acquisitions, dividend payments, and our share repurchase program (the “Repurchase Program”). The Syndicated Revolving Credit Facility matures on August 15, 2024 (the “Existing Maturity Date”). As of December 31, 2022, we were in compliance with all financial covenants and all other covenants under the Syndicated Revolving Credit Facility. As of December 31, 2022 the available capacity under the Syndicated Revolving Credit Facility was $5.6 million, net of the letters of credit of $4.4 million. Subsequent to December 31, 2022, we have made repayments of $990.0 million under the Syndicated Revolving Credit Facility. As a result of this activity, as of the date hereof, we have the ability to draw up to $995.6 million from our Syndicated Revolving Credit Facility.

We intend to amend the Syndicated Revolving Credit Facility by way of an amendment and extension (the “Amendment”; and the Syndicated Revolving Credit Facility as amended by the Amendment, the “2023 Syndicated Revolving Credit Facility”) to, among other things, extend the Existing Maturity Date to a date that is five years from the closing date of the Amendment. The aggregate amount under the 2023 Syndicated Revolving Credit Facility is proposed to be $1,000.0 million, subject to successful syndication and receipt of commitments from lenders in such aggregate amount. We intend to use the proceeds of the 2023 Syndicated Revolving Credit Facility for working capital and other general corporate purposes. The proposed amendment and extension is subject to various factors, including market conditions and the successful syndication and receipt of commitments from lenders, and there is no guarantee that we will enter into the 2023 Syndicated Revolving Credit Facility on the terms described, or at all.

Bilateral Credit Facilities

On March 11, 2022, we entered into a $125.0 million Bilateral Term Loan Agreement (the “Bilateral Term Loan Credit Facility”) with Bank of America, N.A. with an agreed maturity date of September 12, 2022. On September 9, 2022, we (i) amended and restated the Bilateral Term Loan Credit Facility, pursuant to which we extended the maturity date of the Bilateral Term Loan Credit Facility to September 9, 2023, and (ii) established a 364-day $275.0 million revolving credit facility with Bank of America, N.A. (the “Bilateral Revolving Credit Facility”, together with the Bilateral Term Loan Credit Facility, the “Bilateral Credit Facilities”, and the Bilateral

Credit Facilities together with the Syndicated Revolving Credit Facility, the “Credit Facilities”), which became available on October 3, 2022 and matures on October 2, 2023. The loans under the Bilateral Credit Facilities carry an interest rate of 135 basis points plus the one-month Bloomberg Short Term Bank Yield Index (“BSBY”) margin at the applicable time and may be used for general corporate purposes, including working capital needs and capital expenditures, acquisitions, dividend payments, and the Repurchase Program. Subsequent to December 31, 2022, we have repaid the $275.0 million Bilateral Revolving Credit Facility and the $125.0 million Bilateral Term Loan Credit Facility in full. As a result of this activity, as of the date hereof, we have the ability to draw up to $275.0 million from our Bilateral Revolving Credit Facility.

Corporate Information

Verisk Analytics, Inc. is incorporated under the laws of the State of Delaware. Our principal executive offices are located at 545 Washington Boulevard, Jersey City, New Jersey, 07310-1686 and our telephone number is (201) 469-3000. Our internet address is www.verisk.com. Other than the documents expressly incorporated by reference, the information on our website and any other website that is referred to in this prospectus supplement is not part of this prospectus supplement or the accompanying prospectus.

The Offering

The following summary contains basic information about the notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the notes, please refer to the section of this prospectus supplement entitled “Description of Notes.”

Issuer	Verisk Analytics, Inc.

Securities Offered	$ aggregate principal amount of % Senior Notes due 20 .

Maturity Date	The notes will mature on , 20 .

Interest Payment Dates	Interest on the notes will be payable on and of each year, beginning on , 2023. Interest on the notes will accrue from , 2023.

No Guarantees	The notes will not be guaranteed by any of our subsidiaries.

Ranking	The notes will be our unsecured and unsubordinated obligations and will:

•  rank equally in right of payment among themselves and with all of our existing and future unsecured and unsubordinated indebtedness;

•  be structurally subordinated to the indebtedness of all our subsidiaries; and

•  be effectively subordinated to any of our future secured indebtedness to the extent of the value of the assets securing such indebtedness.

Optional Redemption	At any time and from time to time prior to , 20 , we may redeem some or all of the notes at the “make-whole” redemption price described in this prospectus supplement, together with accrued and unpaid interest.

At any time from time to time on or after , 20 , we may redeem some or all of the notes at a redemption price equal to 100% of the principal amount of the notes to be redeemed, together with accrued and unpaid interest. See “Description of Notes — Optional Redemption.”

Change of Control	If a change of control repurchase event (as defined in this prospectus supplement under the heading “Description of Notes — Change of Control”) occurs, we may be required to offer to purchase the notes from the holders.

Certain Covenants	The Indenture governing the notes will restrict the ability of us and our subsidiaries to, among other things:

•  create certain liens;

•  enter into sale/leaseback transactions; and

•  consolidate with, sell, lease, convey or otherwise transfer all or substantially all of our assets, or merge with or into, any other person or entity.

These covenants are subject to important exceptions and qualifications described under the heading “Description of Notes — Certain Covenants.”

Use of Proceeds	We intend to use the net proceeds of this offering for general corporate purposes, which we expect will include stock repurchases pursuant to our stock repurchase authorization that became effective on the closing of the sale of our Energy business and repayment of remaining amounts outstanding under our Syndicated Revolving Credit Facility. See “Use of Proceeds.”

Risk Factors	Investing in the notes involves substantial risk. Please read “Risk Factors” beginning on page S-10 of this prospectus supplement, page 16 of our annual report on Form 10-K for the year ended December 31, 2022 for a discussion of certain factors you should consider in evaluating an investment in the notes.

Conflicts of Interest	Certain affiliates of the underwriters will receive at least 5% of the net proceeds of this offering in connection with the repayment of amounts outstanding under our Syndicated Revolving Credit Facility. See “Use of Proceeds.” Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. In accordance with that rule, no “qualified independent underwriter” is required because the securities will be rated investment grade. Such underwriters will not confirm sales to discretionary accounts without the prior written approval of the customer.

Summary Consolidated Financial Data

The following summary historical financial data of the Company should be read in conjunction with, and are qualified by reference to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and notes thereto incorporated by reference in this prospectus supplement. The consolidated statement of operations data for the years ended December 31, 2022, 2021 and 2020 and the consolidated balance sheet data as of December 31, 2022 and 2021 are derived from the audited consolidated financial statements incorporated by reference in this prospectus supplement. The consolidated balance sheet data as of December 31, 2020 is derived from audited consolidated financial statements that are not included or incorporated by reference in this prospectus supplement. Historical results are not necessarily indicative of results that may be expected for the fiscal year ended December 31, 2023 or any other future period.

On October 28, 2022, we entered into an equity purchase agreement to sell our Energy business. We determined that the sale of our Energy business met the “held for sale” and the “discontinued operations” criteria in accordance with Financial Accounting Standard Boards Accounting Standards Codification 205-20, Discontinued Operations (“FASB ASC 205-20”) as of October 28, 2022 as we determined that this transaction represents a strategic shift that has or will have a major effect on our operations and financial results. The consolidated financial statements incorporated by reference in this prospectus supplement were restated for all periods presented to reflect the discontinuation of the Energy business, in accordance with FASB ASC 205-20.

	Years Ended December 31,
	2022	2021	2020
	(In millions, except for share and per share data)
Statement of Operations Data
Revenues
Insurance	$2,437.0	$2,206.9	$2,008.7
Specialized Markets	22.4	112.8	104.0
Financial Services	37.6	142.8	156.7

Revenues	2,497.0	2,462.5	2,269.4

Operating Expenses:
Cost of revenues (exclusive of items shown separately below)	824.6	853.7	791.7
Selling, general and administrative	381.5	313.2	308.2
Depreciation and amortization of fixed assets	164.2	170.3	159.2
Amortization of intangible assets	74.4	79.9	73.4
Other operating (income) loss	(354.2)	134.0	(19.4)

Total operating expenses	1,090.5	1,551.1	1,313.1

Operating income	1,406.5	911.4	956.3

Other income (expense):
Investment (loss) income and others, net	(5.3)	2.1	0.4
Interest expense	(138.8)	(127.0)	(138.3)

Total other expense, net	(144.1)	(124.9)	(137.9)

Income from continuing operations before income taxes	1,262.4	786.5	818.4
Provision for income taxes	(220.3)	(179.4)	(164.6)

Income from continuing operations	1,042.1	607.1	653.8
Loss (income) from discontinued operations, net of tax (benefit) expense of $(131.5), $29.7 and $20.1, respectively	87.8	(59.2)	(58.9)

Net income	954.3	666.3	712.7

Less: Net income attributable to noncontrolling interests	(0.4)	(0.1)	—

Net income attributable to Verisk	$953.9	$666.2	$712.7

The following table sets forth our consolidated balance sheet and statements of cash flows data:

	As of December 31,
	2022	2021	2020
	(In millions)
Balance Sheet/Statements of Cash Flows Data:
Cash and cash equivalents(1)	$292.7	$280.3	$218.8
Total assets	$6,961.1	$7,808.1	$7,561.8
Total debt(2)	$3,736.1	$3,314.1	$3,213.9
Stockholders’ equity	$1,767.7	$2,842.5	$2,698.2

(1)	Cash and cash equivalents is inclusive of cash included within current assets held-for-sale.
(2)	Includes finance lease liabilities and unamortized discount and debt issuance costs.

Non-GAAP Measures for the Company

EBITDA is the financial measure that management uses to evaluate the performance of our segments. “EBITDA” is defined as net income before interest expense, provision for income taxes, depreciation and amortization of fixed and intangible assets. Although EBITDA is a non-GAAP financial measure, EBITDA is frequently used by securities analysts, lenders and others in their evaluation of companies, EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for an analysis of our results of operations or cash flow from operating activities reported under GAAP. Management uses EBITDA in conjunction with traditional GAAP operating performance measures as part of its overall assessment of company performance. Some of these limitations involved in the use of EBITDA are:

•	EBITDA does not reflect cash expenditures or future requirements for capital expenditures or contractual commitments;

•	EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized often will have to be replaced in the future and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

The financial operating data below sets forth information we believe is useful for investors in evaluating our overall financial performance.

	Years Ended December 31,
	2022	2021	2020
	(In millions)
Other Data:
EBITDA:
Insurance	$1,303.0	$1,265.2	$1,132.5
Energy and Specialized Markets	308.3	231.9	213.4
Financial Services .	(89.4)	(111.1)	47.9

EBITDA .	$1,521.9	$1,386.0	$1,393.8

The following is a reconciliation of net income to EBITDA:

	Years Ended December 31,
	2022	2021	2020
	(In millions)
Net income	$954.3	$666.3	$712.7
Less: Loss (income) from discontinued operations, net of tax (benefit) expense of $(131.5), $29.7 and $20.1, respectively	87.8	(59.2)	(58.9)

Income from continuing operations	1,042.1	607.1	653.8
Plus: EBITDA from discontinued operations	(117.9)	222.3	204.5
Plus: Depreciation and amortization of fixed and intangible assets	238.6	250.2	232.6
Plus: Interest expense	138.8	127.0	138.3
Plus: Provision for income taxes	220.3	179.4	164.6

EBITDA.	$1,521.9	$1,386.0	$1,393.8

RISK FACTORS

In deciding whether to purchase the notes, you should carefully consider the risks described below, which could cause our operating results and financial condition to be materially adversely affected, as well as other information and data included in or incorporated by reference into this prospectus supplement.

Risks Relating to Our Business

Please read carefully the “Risk Factors” beginning on page 16 of our annual report on Form 10-K for the year ended December 31, 2022.

Risks Relating to this Offering

Our indebtedness could affect our financial health and make it difficult for us to fulfill our obligations under the notes.

As of December 31, 2022, we had total consolidated indebtedness of approximately $3,736.1 million. For more detail regarding our consolidated indebtedness, see “Capitalization.” Our debt could have important consequences for the noteholders. Our ability to make scheduled payments of principal, or to pay the interest or premium, if any, on, or to refinance our indebtedness (including the notes), or to fund capital expenditures, acquisitions and other strategic initiatives will depend on our future performance, which, to a certain extent, is subject to general economic, financial, competitive, regulatory, and other factors that are beyond our control. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available under our Credit Facilities or otherwise in an amount sufficient to enable us to service our indebtedness, including the notes, or to fund our other liquidity needs. Furthermore, our increased leverage resulting from this offering could adversely affect our business. In particular, it could increase our vulnerability to sustained, adverse macroeconomic weakness, limit our ability to obtain further financing and limit our ability to pursue certain operational and strategic opportunities.

In addition, the Indenture will not limit our ability to incur additional unsecured debt, including debt that would rank equally with the notes. If we incur any additional debt that ranks equally with the notes, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of our company. This may have the effect of reducing the amount of proceeds paid to you.

The notes will be effectively subordinated to all of our existing and future secured debt to the extent of the value of the assets securing such debt.

The notes will be effectively subordinated in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure debt ranking senior or equal in right of payment to the notes will be available to pay obligations on the notes only after the secured debt has been repaid in full from these assets. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding.

We are a holding company and substantially all of our operations are conducted by our subsidiaries. None of our subsidiaries will guarantee the notes, and the notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries.

We conduct substantially all of our operations through our subsidiaries, and our subsidiaries generate substantially all of our operating income and cash flow. Our ability to pay our obligations under the notes depends on our ability to obtain cash dividends or other cash payments or obtain loans from our subsidiaries, which are separate and distinct legal entities that will have no obligations to pay any dividends or to lend or advance funds to us. Our subsidiaries may be restricted from paying dividends by contract, including other financing arrangements, charter provisions or applicable legal or regulatory requirements, and their ability to do so may depend on their financial condition and regulatory requirements.

You will not have any claim as a creditor against any of our subsidiaries, and indebtedness and other liabilities of our subsidiaries will effectively be senior to your claims against them. Consequently, in any insolvency, liquidation, reorganization, dissolution or other winding-up of any of our subsidiaries, creditors of those subsidiaries would be paid before any amounts would be distributed to us, and thus be available to satisfy our obligations under the notes and other claims against us.

We may not be able to service our debt.

Our ability to pay or to refinance our indebtedness, including the notes, will depend upon our future operating performance, which will be affected by general economic, financial, competitive, legislative, regulatory, business and other factors beyond our control.

We cannot assure you that our business will generate sufficient cash flow from operations, that currently anticipated revenue growth and operating improvements will be realized or that future borrowings will be available to us under our Credit Facilities in amounts sufficient to enable us to pay our indebtedness, including the notes, or to fund our other liquidity needs. If we are unable to meet our debt service obligations or fund our other liquidity needs, we could attempt to restructure or refinance our indebtedness or seek additional equity capital. We cannot assure you that we will be able to accomplish those actions on satisfactory terms, if at all.

We may be unable to purchase the notes upon a change of control.

Upon the occurrence of a change of control repurchase event specified in “Description of Notes — Change of Control,” you may require us to purchase your notes at 101% of the principal amount thereof, plus accrued and unpaid interest. If we experience a change of control repurchase event, we cannot assure you that we will have the financial resources to purchase your notes, particularly if that change of control event triggers a similar repurchase requirement for, or results in the acceleration of, our other indebtedness. Our Credit Facilities provide that certain change of control events will constitute a default under the Credit Facilities and could result in the acceleration of our indebtedness.

Restrictive covenants in our Indenture and our Credit Facilities may adversely affect us.

The Indenture, as supplemented to provide for the issuance of the notes offered hereby, will contain various covenants that limit our ability to engage in certain transactions. See “Description of Notes — Certain Covenants.” The Indenture governing our existing senior notes contains substantially similar covenants as will apply to the notes offered hereby.

In addition, our Credit Facilities also contain other and more restrictive covenants. Our Credit Facilities require us to maintain specified financial ratios and satisfy other financial condition tests. Our ability to meet those financial ratios and tests can be affected by events beyond our control, and we cannot assure you that we will meet those tests. A breach of any of these covenants would result in an event of default under our Credit Facilities. Upon the occurrence of an event of default under our Credit Facilities, the lenders could elect to declare all amounts outstanding under our Credit Facilities to be immediately due and payable and terminate all commitments to extend further credit. If the lenders under our Credit Facilities accelerate the repayment of borrowings, we cannot assure you that we will have sufficient assets to repay amounts outstanding under our Credit Facilities and our other indebtedness, including our existing senior notes and the notes offered hereby.

The Indenture and our Credit Facilities each limit our ability to dispose of operations or to engage in mergers. These restrictions can adversely affect our ability to respond to changing economic and business conditions and may place us at a competitive disadvantage relative to other companies that are subject to fewer or less restrictive limitations.

Changes in our credit ratings may adversely affect your investment in the notes.

The credit ratings of our indebtedness are an assessment by rating agencies of our ability to pay our debts when due. These ratings are not recommendations to purchase, hold or sell the notes, inasmuch as the ratings do not comment as to market price or suitability for a particular investor, are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. The ratings are based on current information furnished to the ratings agencies by us and information obtained by the ratings agencies from other sources. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under review for a downgrade, could affect the market value and liquidity of the notes and increase our borrowing costs.

If an active trading market does not develop for the notes, you may be unable to sell your notes at all or at a price that you deem sufficient.

The notes are a new issue of securities for which there currently is no established trading market. Although certain of the underwriters have informed us that they currently intend to make a market in the notes after we complete this offering, they have no obligation to do so and may discontinue making a market in the notes at any time without notice. We cannot provide you with any assurances regarding your ability to sell your notes or the price at which you may be able to sell such notes. The market for the notes may not develop, or the notes may trade at prices that may be higher or lower than the initial offering price for the notes depending on many factors, including prevailing interest rates, our results of operations and financial condition, political and economic developments and the market for similar securities. The notes will not be listed on a national securities exchange. We cannot assure you that a liquid market for the notes will develop or be maintained.

USE OF PROCEEDS

The net proceeds from this offering are estimated to be approximately $                million after the deduction of the underwriters’ discounts and expenses of the offering payable by us.

We intend to use the net proceeds of this offering for general corporate purposes, which we expect will include stock repurchases pursuant to our stock repurchase authorization that became effective on the closing of the sale of our Energy business and the repayment of remaining amounts outstanding under our Syndicated Revolving Credit Facility. Certain affiliates of the underwriters will receive at least 5% of the net proceeds of this offering in connection with the repayment of amounts outstanding under our Syndicated Revolving Credit Facility. See “Underwriting (Conflicts of Interest).”

For further information on terms, including interest rate, of our Syndicated Revolving Credit Facility, see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Financing and Financing Capacity” of our annual report on Form 10-K for the year ended December 31, 2022.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization on a consolidated basis as of December 31, 2022 and on an as adjusted basis to reflect the net proceeds for this offering. The table should be read in conjunction with the information under the headings “Summary — Summary Consolidated Financial Data” and “Use of Proceeds” and the consolidated financial statements, including the notes thereto, which are incorporated by reference into this prospectus supplement.

	As of December 31, 2022
	Actual	As Adjusted (unaudited)
	(In millions, except for share and per share data)
Cash and cash equivalent(1)	$292.7	$

Short-term debt and current portion of long-term debt(2):
Syndicated revolving credit facility(3)	$990.0	$
Bilateral revolving credit facility(4)	275.0
Bilateral term loan facility(5)	125.0

Finance lease liabilities	2.9

Total short-term debt and current portion of long-term debt	1,392.9

Long-term debt:
Senior notes:
3.625% senior notes, less unamortized discount and debt issuance costs of $(10.0)	490.0
4.125% senior notes, inclusive of unamortized premium, and net of unamortized discount and debt issuance costs of $9.4	609.4
4.000% senior notes, less unamortized discount and debt issuance costs of $(2.8)	897.2
5.500% senior notes, less unamortized discount and debt issuance costs of $(4.0)	346.0
Finance lease liabilities	1.3

Syndicated revolving credit facility debt issuance costs	(0.7)

Total long-term debt	2,343.2

Total debt	3,736.1

Stockholders’ equity:
Verisk common stock, $.001 par value; 2,000,000,000 shares authorized; 544,003,038 shares issued and 154,701,136 shares outstanding	0.1
Additional paid-in capital	2,720.8
Treasury stock, at cost, 389,301,902 shares	(6,239.5)
Retained earnings	5,999.1

Accumulated other comprehensive losses	(731.2)

Total Verisk stockholders’ equity	1,749.3

Noncontrolling interests	18.4

Total stockholders’ equity	1,767.7

Total capitalization	$5,503.8	$

(1)

Does not give effect to the $3,066.4 million cash consideration received by us upon the closing of the sale of our Energy business on February 1, 2023 and use of $1,390.0 million of such proceeds to repay amounts under the Syndicated Revolving Credit Facility, Bilateral Revolving Credit Facility and Bilateral Term Loan Facility subsequent to December 31, 2022.

(2)	We expect to amend and extend our Syndicated Revolving Credit Facility as described under “Recent Developments – Amendment and Extension of Syndicated Revolving Credit Facility.”
(3)	Subsequent to December 31, 2022, the Company made repayments of $990.0 million on the Syndicated Revolving Credit Facility.
(4)	Subsequent to December 31, 2022, the Company repaid the $275.0 million Bilateral Revolving Credit Facility in full.
(5)	Subsequent to December 31, 2022, the Company repaid the $125.0 million Bilateral Term Loan Credit Facility in full.

DESCRIPTION OF NOTES

The following description of notes should be read together with the description set forth in the accompanying prospectus under the heading “Description of Debt Securities and Guarantees of Debt Securities.” In the event that information in this prospectus supplement is inconsistent with information in the accompanying prospectus, you should rely on this prospectus supplement.

The description of notes in this prospectus supplement and the description of debt securities in the accompanying prospectus is only a summary and is intended to be a useful overview of the material provisions of the notes and the Indenture (as defined below), but is not intended to be comprehensive. Since this description of notes is only a summary of the specific terms of the notes offered hereby, you should refer to the Indenture, including the supplemental indenture relating to the notes, for a complete description of our obligations and your rights thereunder.

The notes are a new series of “senior debt securities” as described in the accompanying prospectus. We will issue the notes under the base indenture dated March 6, 2019 between Verisk Analytics, Inc. (“Verisk”), as issuer and Wells Fargo Bank, National Association, as trustee, as supplemented by a supplemental indenture to be dated                , 2023 relating to the notes offered hereby (as so supplemented, the “Indenture”). The notes offered hereby will not have the benefit of any guarantees. The terms of the notes include those expressly set forth in the Indenture and those made part of the Indenture by referencing the Trust Indenture Act of 1939. We have filed a copy of the base indenture as an exhibit to our registration statement filed with the SEC on March 26, 2020 and we will file the supplemental indenture relating to the notes on Form 8-K in connection with this offering, which is incorporated by reference in the registration statement of which the accompanying prospectus is a part.

We may at any time, without notice to or the consent of the holders of the notes, issue an unlimited aggregate principal amount of additional notes having identical terms and conditions as the notes, other than the issue date, issue price and, in some cases, the first interest payment date. We will be permitted to issue such additional notes only if, at the time of such issuance, we are in compliance with the covenants contained in the Indenture. Any additional notes will be part of the same issue as the notes offered hereby and will vote on all matters with the holders of the original notes; provided that if such additional notes are not fungible with the original notes for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number.

When we refer to “we,” “us,” “our” or “the Company” in this section, we refer only to Verisk and not our subsidiaries. Unless otherwise defined in this section below, capitalized terms used in this “Description of Notes” section are defined under “Description of Debt Securities and Guarantees of Debt Securities —Definitions” in the accompanying prospectus.

General

The notes will be our unsecured and unsubordinated indebtedness and will rank equally in right of payment among themselves and with all of our existing and future unsecured and unsubordinated indebtedness. Because the notes will not be secured, they will be effectively subordinated to any future secured indebtedness we incur to the extent of the value of the collateral securing that indebtedness. The notes will not be guaranteed by any of our subsidiaries. As a result, the existing and future liabilities of our subsidiaries will be structurally senior to the notes.

The notes will initially be limited to $                aggregate principal amount in this offering. The notes will be issued in the form of one or more fully registered global securities, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will mature on                , 20    unless earlier redeemed by us, and upon surrender will be repaid at 100% of the principal amount thereof.

The notes will bear interest at the rate of    % per annum from                , 2023, or from the most recent interest payment date to which interest has been paid or provided for. Interest on the notes shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest on the notes will be payable semi-annually on each                and                (each such date is referred to as an “interest payment date”), beginning on                , 2023, until the principal amount has been paid or made available for payment, to holders of notes at the close of business on                or                , as the case may be, immediately preceding the applicable interest payment date (each such date is referred to as a “interest record date”). If any interest payment date, maturity date or redemption date falls on a day that is not a business day, the payment will be made on the next business day and no interest will accrue for the period from and after such interest payment date, maturity date or redemption date.

Optional Redemption

Prior to                (                months prior to their maturity date) (the “Par Call Date”), we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus                basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, we may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any date of redemption, the yield determined by us in accordance with following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 or any successor designation or publication is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary Trust Company’s (the “DTC”) procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.

If the date of redemption is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the applicable note is registered at the close of business on such interest record date, and no additional interest is payable to holders whose notes will be subject to redemption by us.

In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair in accordance with DTC procedures. No notes of a principal amount of $2,000 or less will be redeemed in part. The principal amount of a note remaining outstanding after redemption in part will be $2,000 or an integral multiple of $1,000 in excess thereof. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.

Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

Except as described above, the notes will not be redeemable by us prior to their maturity date and will not be entitled to the benefit of any sinking fund.

We may acquire notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture or applicable law.

Change of Control

With respect to the notes, if a Change of Control Repurchase Event occurs, unless we have exercised our right to redeem all of the notes as described under “— Optional Redemption” above, each holder will have the right to require us to repurchase all or any part (equal to $2,000 and integral multiples of $1,000 in excess thereof) of such holder’s notes at a purchase price in cash equal to 101% of the principal amount of the notes plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant interest record date to receive interest due on the relevant interest payment date); provided that after giving effect to the purchase, any notes that remain outstanding shall have a denomination of $2,000 or integral multiples of $1,000 in excess thereof.

Within 30 days following any Change of Control Repurchase Event, unless we have exercised our right to redeem all of the notes as described under “— Optional Redemption” above, we will mail a notice (the “Change of Control Offer”) by first-class mail (or otherwise transmit in accordance with DTC procedures) to each holder, with a copy to the trustee, stating:

•

that such Change of Control Repurchase Event has occurred and that such holder has the right to require us to repurchase such holder’s notes at a purchase price in cash equal to 101% of the principal amount of such notes plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant interest record date to receive interest due on the relevant interest payment date) (the “Change of Control Payment”);

•

the date of repurchase (which shall be no earlier than 30 days nor later than 60 days from the date the Change of Control Offer is mailed (or otherwise transmitted in accordance with DTC procedures), other than as may be required by law) (the “Change of Control Payment Date”);

•	the procedures determined by us, consistent with the Indenture, that a holder must follow in order to have its notes called for redemption to be repurchased; and

•

if the notice is mailed (or otherwise transmitted in accordance with DTC procedures) prior to the date of consummation of the Change of Control, that the Change of Control Offer is conditioned upon the Change of Control being consummated on or prior to the Change of Control Payment Date.

On the Change of Control Payment Date, we will, to the extent lawful:

•

accept for payment all notes or portions of notes called for redemption (equal to $2,000 and integral multiples of $1,000 in excess thereof) properly tendered and not properly withdrawn pursuant to the Change of Control Offer;

•	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all such notes or portions of such notes so tendered; and

•

deliver or cause to be delivered to the trustee the notes called for redemption so accepted together with an officers’ certificate stating the aggregate principal amount of the notes or portions thereof being repurchased by us.

The paying agent will promptly mail (or otherwise transmit in accordance with DTC procedures) to each holder of the notes called for redemption so tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any, provided that each such new note will be in a principal amount of $2,000 and integral multiples of $1,000 in excess thereof.

If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a note is registered at the close of business on such interest record date, and no additional interest will be payable to holders who tender pursuant to the Change of Control Offer.

Except as described above with respect to a Change of Control Repurchase Event, the Indenture does not contain provisions that permit the holders to require us to repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

With respect to the notes, we will not be required to make the Change of Control Offer upon a Change of Control Repurchase Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and repurchases all notes validly tendered and not withdrawn under the Change of Control Offer.

We will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934 in connection with the repurchase of notes pursuant to the Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations described in the Indenture by virtue of the conflict.

Holders of the notes electing to have such notes purchased pursuant to a Change of Control Offer will be required to surrender such notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such note completed, to the paying agent at the address specified in the notice, or transfer their notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

Our ability to repurchase the notes pursuant to the Change of Control Offer may be limited by a number of factors. Certain events that may constitute a change of control under our indebtedness or that of our subsidiaries and cause a default under the agreements related to such indebtedness may not constitute a Change of Control Repurchase Event under the Indenture. Future indebtedness of ours and our subsidiaries may also contain prohibitions of certain events that would constitute a Change of Control Repurchase Event or require such indebtedness to be repurchased upon a Change of Control Repurchase Event. Moreover, the exercise by the holders of their right to require us to repurchase the applicable notes could cause a default under such indebtedness, even if a Change of Control Repurchase Event itself does not, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to the holders upon a repurchase may be limited by our then existing financial resources. We cannot assure you that sufficient funds will be available when necessary to make any required repurchases. See “Risk Factors — Risks Relating to the Notes — We may be unable to purchase the notes upon a change of control.”

Even if sufficient funds were otherwise available, the terms of our or our subsidiaries’ future indebtedness may prohibit our prepayment of the notes before their scheduled maturity. Consequently, if we or our subsidiaries are not able to prepay our respective senior indebtedness and any such other indebtedness containing similar restrictions or obtain requisite consents, we will not be able to fulfill our repurchase obligations if holders of notes exercise their repurchase rights following a Change of Control Repurchase Event, resulting in a default under the Indenture. A default under the Indenture will result in a cross-default under our or our subsidiaries’ other senior indebtedness.

The Change of Control Repurchase Event provisions described above may deter certain mergers, tender offers and other takeover attempts involving us by increasing the capital required to effectuate such transactions. The definition of “Change of Control” below includes a disposition of all or substantially all of our property and assets and our subsidiaries taken as a whole to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the property or assets of a Person. As a result, it may be unclear as to whether or not a Change of Control, and thus a Change of Control Repurchase Event, has occurred and whether or not a holder of notes may require us to make an offer to repurchase the notes as described above. The provisions under the Indenture relative to our obligation to make an offer to repurchase the notes as a result of a Change of Control Repurchase Event may be waived or modified with the written consent of the holders of a majority in principal amount of the outstanding notes.

For purposes of this “Change of Control” section, the following terms have the following meanings:

“Change of Control” means:

•

the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “Person” or “group” of related Persons (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that such Person or group shall be deemed to have “beneficial ownership” of all shares that any such Person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of our Voting Stock (for the purposes of this clause, such Person or group shall be deemed to beneficially own any of our Voting Stock held by a parent entity if such Person or group is the “beneficial owner,” directly or indirectly, of a majority of the voting power of the Voting Stock of such parent entity); or

•

we consolidate with, or merge with or into, any Person, or any Person consolidates with, or merge with or into us, in any such event pursuant to a transaction in which any our outstanding Voting Stock or the outstanding Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction; or

•

the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries taken as a whole to any “Person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) other than to us or one of our subsidiaries; or

•	the adoption by our stockholders of a plan or proposal for our liquidation or dissolution.

Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (a) we become a direct or indirect wholly-owned subsidiary of a holding company and (b) immediately following that transaction, (1) the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (2) no Person or group is the beneficial owner, directly or indirectly, of more than a majority of the Voting Stock of the holding company.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Rating Decline.

“Fitch” means Fitch Inc., a subsidiary of Fimalac, S.A., and its successors.

“Investment Grade” means BBB- or higher by S&P and Baa3 or higher by Moody’s, BBB- or higher by Fitch and BBB- or the equivalent of such ratings by S&P, Fitch or Moody’s, if S&P, Fitch or Moody’s shall not make a rating on the notes publicly available, another Rating Agency.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors. “Rating Agency” means each of S&P, Fitch and Moody’s or, to the extent S&P, Fitch or Moody’s do not make a rating on the notes publicly available, a “nationally recognized statistical rating organization” (as such term is defined in Section 3(a)(62) of the Exchange Act) or “organizations”, as the case may be, selected by us (as certified by a resolution of our board of directors), which shall be substituted for S&P, Fitch or Moody’s, as the case may be.

“Rating Decline” means the notes are rated below Investment Grade by all of the Rating Agencies on any date during the period from the date 60 days prior to the first public notice of an arrangement that could result in a Change of Control until the end of the 60 day period following the consummation of such Change of Control (which period will be extended following the consummation of such Change of Control for so long as any Rating Agency has publicly announced that it is considering a possible downgrade in its rating of the notes).

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person. With respect to Verisk, references in the foregoing to “Voting Stock” shall refer to our Class A Common Stock, par value $0.001 per share.

Certain Covenants

In addition to the terms set forth under the caption “Description of Debt Securities and Guarantees of Debt Securities” in the accompanying prospectus, the Indenture will contain the following covenants in respect of the notes offered hereby.

Limitations on Liens

We will not, and will not permit any of our subsidiaries to, create, assume, incur or permit to exist any Lien on any of our or our subsidiaries’ property or assets, whether owned on the date of issuance of the notes or thereafter acquired, or upon any income or profits therefrom, in order to secure any of our indebtedness or that of our subsidiaries, unless the notes are at least equally and ratably secured with such secured indebtedness (together with, if we so determine, any other Indebtedness of or guaranty by us or such subsidiary then existing or thereafter created that is not subordinated to the notes) for so long as such other indebtedness is so secured; provided, however, that the above restrictions shall not apply to the following (the “Permitted Liens”):

(1)	Liens on property or other assets of any Person existing at the time such Person becomes a subsidiary, provided that such Lien was not incurred in anticipation of such Person becoming a subsidiary;

(2)

Liens in respect of Permitted Subsidiary Acquisition Indebtedness; provided that (i) each such Lien (A) shall be created substantially simultaneously with the acquisition of the related property or properties or (B) shall have existed on any property of a Person (1) at the time such Person becomes a subsidiary of or is merged with or into us or our subsidiary or (2) at the time a subsidiary acquires such property from such Person, and, in the case of each of the foregoing clauses (1) and (2), such Lien shall not have been created in contemplation of such acquisition, and (ii) no such Lien at any time shall encumber any property or properties other than the related property or properties financed by such Permitted Subsidiary Acquisition Indebtedness and the proceeds thereof;

(3)

Liens on property or assets to secure any indebtedness incurred prior to, at the time of, or within 270 days after, the acquisition of such property or in the case of real property, the completion of construction, the completion of improvements or the beginning of substantial commercial operation of such real property for the purpose of financing all or any part of the purchase price of such real property, the construction thereof or the making of improvements thereto;

(4)	Liens in our favor or in favor of any guarantor of the notes;

(5)	Liens existing on the date of issuance of the notes;

(6)

Liens on property or other assets of a Person existing at the time the Person is merged into or consolidated with us or any of our subsidiaries or at the time of a sale, lease or other disposition of the properties of a Person as an entirety or substantially as an entirety to either us or any of our subsidiaries provided that such Lien was not incurred in anticipation of the merger or consolidation or sale, lease or other disposition;

(7)

extensions, renewals or replacements (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to above without increase of the principal of the indebtedness (plus any premium or fee payable in connection with any such extension, renewal or replacement) secured by the Lien; provided, however, that any Permitted Liens shall not extend to or cover any of our or our subsidiaries’ property, as the case may be, other than the property specified in the foregoing clauses and improvements to this property; and

(8)

Liens arising in connection with trade letters of credit issued for our account or the account of a subsidiary securing the reimbursement obligations in respect of such letters of credit, provided, that such Liens encumber only the property being acquired through payments made under such letters of credit or the documents of title and shipping and insurance documents relating to such property.

Notwithstanding the foregoing, we and any of our subsidiaries may create, assume, incur or guarantee indebtedness secured by a Lien without equally and ratably securing the notes; provided that at the time of such creation, assumption, incurrence or guarantee, after giving effect thereto and to the retirement of any indebtedness that is concurrently being retired, the sum of (a) the aggregate amount of all outstanding indebtedness secured by Liens other than Permitted Liens, and (b) the Attributable Debt of all of our and our subsidiaries’ Sale/Leaseback Transactions (as defined below) permitted by the third paragraph under “Limitation on Sale/Leaseback Transactions” below does not at such time exceed 7.5% of Consolidated Total Assets.

Limitation on Sale/Leaseback Transactions

We will not, and will not permit any of our subsidiaries to, enter into any “Sale/Leaseback Transaction” (as defined below) with respect to any real or personal property, whether now owned or hereafter acquired by us or any of our subsidiaries, unless:

(a)

we or such subsidiary would, at the time of entering into such arrangement, be able to incur indebtedness secured by a Lien on the property involved in the transaction at least equal in amount to the Attributable Debt with respect to such sale/leaseback transaction, without equally and ratably securing the notes under the covenant described in “— Limitation on Liens” above; or

(b)

the net proceeds of the sale of the property to be leased are at least equal to such property’s fair market value, as determined by our board of directors, and the proceeds are applied within 270 days of the effective date of the sale/leaseback transaction to the purchase, construction, development or acquisition of assets or to the repayment of any of our indebtedness that ranks equally with the notes or any indebtedness of our subsidiaries.

This restriction does not apply to sale/leaseback transactions:

•	entered into prior to the date of issuance of the notes;

•	between us and any wholly-owned subsidiary, or between wholly-owned subsidiaries;

•	involving leases for a period of no longer than three years; or

•

in which the lease for the property or asset is entered into within 180 days after the date of acquisition, completion of construction or commencement of full operations of such property or asset, whichever is latest.

A “Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby either we transfer, or any of our subsidiaries transfers, such property to a Person and either we or any of our subsidiaries leases it back from such Person.

Notwithstanding the restrictions outlined in the preceding paragraphs, we and our subsidiaries will be permitted to enter into Sale/Leaseback Transactions that would otherwise be subject to such restrictions, without complying with the requirements of clauses (a) and (b) above, if, after giving effect thereto, the aggregate amount of all Attributable Debt with respect to Sale/Leaseback Transactions existing at such time that could not have been entered into except for the provisions described in this paragraph, together with the aggregate amount of all outstanding indebtedness secured by Liens permitted under the last paragraph under “— Limitation on Liens” above, does not exceed 7.5% of Consolidated Total Assets.

Defaults

In addition to the Events of Default listed under the caption “Description of Debt Securities and Guarantees of Debt Securities — Events of Default” in the accompanying prospectus, the following will constitute an “Event of Default” under the Indenture in respect of the notes offered hereby:

(a)

a failure to make any payment at maturity, including any applicable grace period, on any of our or a guarantor’s indebtedness in an amount in excess of $50 million and continuance of this failure to pay or

(b)

a default on any of our or any guarantor’s indebtedness, which default results in the acceleration of indebtedness in an amount in excess of $50 million without such indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, for a period of, in the case of clause (a) or (b) above, 30 days or more after written notice thereof to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of such series; provided, however, that if the failure, default or acceleration referred to in clause (a) or (b) above shall cease or be cured, waived, rescinded or annulled, then the event of default shall be deemed cured.

Definitions

For purposes of this “Description of Notes” section, the following terms have the following meanings:

“Attributable Debt” means, when used in connection with a sale/leaseback transaction, at the time of determination, the lesser of:

•	the fair value of such property (as determined in good faith by our board of directors); and

•

the present value of the total net amount of rent required to be paid under the lease related to such property during the remaining term thereof (including any renewal term or period for which such lease has been extended), discounted at the rate of interest set forth or implicit in the terms of such lease,

•	compounded semiannually as determined by Verisk’s principal accounting or financial officer.

“Consolidated Total Assets” means the total assets of the Company and its consolidated subsidiaries, as set forth on our most recent consolidated balance sheet, as determined under GAAP.

“default” means any event that is, or after notice or passage of time or both would be, an Event of Default under the Indenture.

“GAAP” means with respect to any computations required or permitted under the Indenture, generally accepted accounting principles in effect in the United Sates as in effect from time to time; provided, however if the Company is required by the SEC to adopt (or is permitted to adopt and so adopts) a different accounting framework, including but not limited to the International Financial Reporting Standards, “GAAP” shall mean such new accounting framework as in effect from time to time, including, without limitation, in each case, those accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

“indebtedness” means, with respect to any Person, obligations (other than Nonrecourse Obligations) of such Person for borrowed money or evidenced by bonds, debentures, notes or similar instruments.

“Lien” means a mortgage, security interest, pledge, lien, charge or other encumbrance. “Nonrecourse Obligation” means indebtedness or other obligations substantially related to (a) the acquisition of assets not previously owned by the Company or any of its subsidiaries or (b) the financing of a project involving the development or expansion of its properties or those of any of our subsidiaries, as to which the obligee with respect to such indebtedness or obligation has no recourse to the Company or any of its subsidiaries, or any of our assets or those of any of our subsidiaries other than the assets that were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“Permitted Subsidiary Acquisition Indebtedness” means indebtedness of any subsidiary of the Company which is:

(a)

owed by any Person at the time (i) such Person becomes a subsidiary of or is merged with or into the Company or a subsidiary of the Company or (ii) a subsidiary acquires any property from such Person and which indebtedness is expressly assumed by such subsidiary at the time of such acquisition; provided that (A) such indebtedness was not created, incurred, or assumed by such Person or such subsidiary in contemplation of such acquisition, (B) in the event such indebtedness shall be guaranteed, such guarantee shall be unsecured and shall be given by ISO and/or the Company, and (C) the principal amount of such indebtedness shall not be increased at any time after it is first acquired or assumed, as applicable, or

(b)

incurred by such subsidiary to finance or to refinance such acquisition; provided that (i) such indebtedness shall be incurred substantially simultaneously with the consummation of such acquisition, (ii) the principal amount of such indebtedness incurred in connection with such acquisition shall not be increased at any time after it is first incurred, (iii) the principal amount of such indebtedness (together with any accrued interest thereon and closing costs relating thereto) shall at no time exceed one hundred percent (100%) of the original purchase price of such acquisition, and (iv) in the event such indebtedness shall be guaranteed, such guarantee shall be unsecured and shall be given by ISO and/or the Company.

“subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more subsidiaries of such Person or (c) one or more subsidiaries of such Person.

Additional Information

See “Description of Debt Securities and Guarantees of Debt Securities” and “Forms of Securities” in the accompanying prospectus for additional important information about the notes, including, general information about the Indenture, amendments and waivers to the Indenture and the notes, permissible transfer and exchange of the notes, defeasance, the governing law of the Indenture and the notes, the trustee, book-entry delivery and settlement of the notes as well as a description of additional restrictions and covenants and the events of default under the Indenture.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following are the material U.S. federal income tax consequences of owning and disposing of notes that are purchased in this offering at the “issue price,” which is the first price at which a substantial amount of the notes is sold to the public, and are held as capital assets for U.S. federal income tax purposes.

This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including alternative minimum tax consequences and differing tax consequences that may apply if you are, for instance:

•	a financial institution;

•	an insurance company;

•	a regulated investment company;

•	a dealer or trader in securities that uses a mark-to-market method of tax accounting;

•	a person holding notes as part of a “straddle” or integrated transaction;

•	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;

•	a partnership for U.S. federal income tax purposes;

•	a tax-exempt entity; or

•

a person required for U.S. federal income tax purposes to conform the timing of income accruals with respect to the notes to its financial statements under Section 451 of the United States Internal Revenue Code of 1986, as amended to the date hereof (the “Code”).

If you are a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of each of your partners will generally depend on the status of the partner and your activities.

This summary is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which after the date of this prospectus supplement may affect the U.S. federal income tax consequences described herein, possibly on a retroactive basis. This summary does not discuss any aspect of state, local, or non-U.S. taxation, any federal taxes other than U.S. federal income taxes, or the potential application of the Medicare contribution tax. If you are considering the purchase of notes, you should consult your tax adviser with regard to the application of the U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Tax Consequences to U.S. Holders

This section applies to you if you are a U.S. Holder. You are a U.S. Holder if for U.S. federal income tax purposes you are a beneficial owner of a note that is:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Certain Additional Payments

There are circumstances in which we might be required to make payments on a note that would increase the yield of the note, for instance, as described under “Description of Notes — Change of Control.” We intend to take the position that the possibility of such payments does not result in the notes being treated as “contingent payment debt instruments” under the applicable Treasury Regulations. Our position is not binding on the Internal Revenue Service (“IRS”). If the IRS were to take a position contrary to that described above, you could be required to accrue interest income based upon a “comparable yield” (as defined in the Treasury Regulations) determined at the time of issuance of the notes (which is not expected to differ significantly from the actual yield on the notes), with adjustments to such accruals when any contingent payments were made that differ from the projected payments based on the comparable yield. In addition, any income on the sale, exchange or other taxable disposition of the notes would be treated as ordinary income rather than as capital gain. You should consult your tax adviser regarding the tax consequences if the notes were treated as contingent payment debt instruments. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.

Payments of Interest

Stated interest on a note will be taxable to you as ordinary interest income at the time it accrues or is received, in accordance with your method of accounting for U.S. federal income tax purposes. [It is expected, and this discussion assumes, that the notes will be issued without original issue discount for U.S. federal income tax purposes.]

Sale, Exchange or Other Taxable Disposition of the Notes

Upon the sale, exchange or other taxable disposition of a note, you will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or other taxable disposition and your adjusted tax basis in the note. Your adjusted tax basis in a note will equal the cost of your note. For these purposes, the amount realized does not include any amount attributable to accrued but unpaid interest, which is treated as described under “—Payments of Interest” above. Gain or loss realized on the sale, exchange or other taxable disposition of a note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or other taxable disposition the note has been held for more than one year. Long-term capital gains recognized by non-corporate U.S. Holders may be subject to reduced tax rates. The deductibility of capital losses is subject to limitations.

Tax Consequences to Non-U.S. Holders

This section applies to you if you are a Non-U.S. Holder. You are a Non-U.S. Holder if for U.S. federal income tax purposes you are a beneficial owner of a note that is:

•	a nonresident alien individual;

•	a foreign corporation; or

•	a foreign estate or trust.

You are not a Non-U.S. Holder if you are a nonresident alien individual present in the United States for 183 days or more in the taxable year of disposition of a note, or if you are a former citizen or former resident of the United States, in either of which cases you should consult your tax adviser regarding the U.S. federal income tax consequences of owning and disposing of a note.

Payments on the Notes

Subject to the discussions below under “Backup Withholding and Information Reporting” and “FATCA Legislation,” payments of principal and interest on the notes will not be subject to U.S. federal income or withholding tax, provided that, in the case of interest:

•	you do not own, actually or constructively, ten percent or more of the total combined voting power of all classes of stock of the Company entitled to vote;

•	you are not a controlled foreign corporation related, directly or indirectly, to the Company through stock ownership;

•	you certify on a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form), under penalties of perjury, that you are not a United States person; and

•	the interest is not effectively connected with your conduct of a trade or business in the United States as described below.

If you cannot satisfy one of the first three requirements described above and interest on the notes is not exempt from withholding because it is effectively connected with your conduct of a trade or business in the United States (as described below), payments of interest on the notes will generally be subject to withholding tax at a rate of 30%, or a lower rate specified by an applicable treaty.

Sale, Exchange or Other Taxable Disposition of the Notes

Subject to the discussions below under “Backup Withholding and Information Reporting” and “FATCA Legislation,” you generally will not be subject to U.S. federal income or withholding tax on gain realized on a sale, exchange or other taxable disposition of notes, unless the gain is effectively connected with your conduct of a trade or business in the United States, as described below, except that any amounts attributable to accrued but unpaid interest will be treated as described above under “—Payments on the Notes.”

Effectively Connected Income

If interest or gain on a note is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by you), you will generally be taxed in the same manner as a U.S. Holder (see “Tax Consequences to U.S. Holders” above). In this case, you will be exempt from the withholding tax on interest discussed above, although you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. You should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of notes, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if you are a corporation.

Backup Withholding and Information Reporting

If you are a U.S. Holder, information returns are required to be filed with the IRS in connection with payments on the notes and proceeds received from a sale or other disposition of the notes unless you establish that you are an exempt recipient. You may also be subject to backup withholding on these payments in respect of your notes unless you provide your taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules or you provide proof of an applicable exemption.

If you are Non-U.S. Holder, information returns are required to be filed with the IRS in connection with payments of interest on your notes. Unless you comply with certification procedures to establish that you are not a United States person, information returns may also be filed with the IRS in connection with the proceeds from a sale or other disposition of a note. You may be subject to backup withholding on payments on your notes or on the proceeds from a sale or other disposition of your notes unless you comply with certification procedures to establish that you are not a United States person or otherwise establish an exemption. The certification procedures required to claim the exemption from withholding tax on interest described above will avoid backup withholding as well.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

FATCA Legislation

Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of interest on the notes to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies, which is typically evidenced by delivery of a properly executed IRS Form W-8BEN-E. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Although existing FATCA regulations would also impose withholding on payments of gross proceeds from the sale or other disposition (including a retirement or redemption) of the notes, regulations proposed by the U.S. Treasury Department (the preamble to which indicates that taxpayers may rely on the proposed regulations pending their finalization) would eliminate the requirement under FATCA of withholding on gross proceeds (other than payments of interest) of the disposition of the notes. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). You should consult your tax adviser regarding the effects of FATCA on your investment in the notes.

UNDERWRITING (CONFLICTS OF INTEREST)

BofA Securities, Inc. and HSBC Securities (USA) Inc. are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the aggregate principal amount of the notes set forth opposite its name below.

Underwriter	Aggregate Principal Amount of Notes
BofA Securities, Inc.	$
HSBC Securities (USA) Inc.
Total	$

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the notes to the public at the applicable public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of    % of the principal amount of the notes. The underwriters may allow, and the dealers may re-allow, a discount not in excess of    % of the principal amount of the notes to other dealers. After the initial offering, the public offering price, concession, reallowance discount or any other term of the notes may be changed.

The expenses of the offering, not including the underwriting discount, are estimated at $                million and are payable by us.

The following table shows the underwriting discount that we will pay to the underwriters in connection with the offering of the notes:

Per note		%
Total	$

New Issue of Notes

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of such notes may be adversely affected. If the notes are traded, it may trade at a discount from its initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

No Sales of Similar Securities

We have agreed that we will not, through and including the business day following the closing of this offering, without first obtaining the prior written consent of the representatives, directly or indirectly, issue, offer, sell, offer to sell or grant any option to sell, pledge, transfer or otherwise dispose of any debt securities or securities exchangeable for or convertible into debt securities, except for the notes sold to the underwriters pursuant to the underwriting agreement.

Short Positions

In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of the notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing the notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our subsidiaries for which they received or may in the future receive customary fees and expenses. In particular, affiliates of certain underwriters are lenders under the Credit Facilities. In addition, an affiliate of BofA Securities, Inc. acts as administrative agent under the Credit Facilities, and as swing line lender and L/C issuer under the Syndicated Revolving Credit Facility, BofA Securities, Inc. acts as the sole lead arranger and sole bookrunner under the Syndicated Revolving Credit Facility and affiliates of certain underwriters act as co-syndication agents under the Syndicated Revolving Credit Facility.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities)

and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, those underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

Certain affiliates of the underwriters will receive at least 5% of the net proceeds of this offering in connection with the repayment of amounts outstanding under our Syndicated Revolving Credit Facility. See “Use of Proceeds.” Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. In accordance with that rule, no “qualified independent underwriter” is required because the securities will be rated investment grade. Such underwriters will not confirm sales to discretionary accounts without the prior written approval of the customer.

Settlement

We expect that delivery of the notes will be made to investors on or about                , 2023, which will be the         New York business day following the date of this prospectus supplement (such settlement being referred to as “T+    ”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the delivery of the notes hereunder may be required, by virtue of the fact that the notes initially settle in T+    , to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

Offering Restrictions

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No. 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the notes. This prospectus supplement and the accompanying prospectus are not prospectuses for the purposes of the Prospectus Regulation.

United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation.

Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes.

The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Dubai International Financial Centre

This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement and the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement and the accompanying prospectus. The notes to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement and the accompanying prospectus you should consult an authorized financial advisor.

Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO; and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended, the “FIEL”). In respect of the solicitation relating to the notes in Japan, no securities registration statement under Article 4, Paragraph 1 of the FIEL has been filed since this solicitation constitutes a “solicitation targeting QIIs” as defined in Article 23-13, Paragraph 1 of the FIEL (the “solicitation targeting QIIs”). The notes may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except through a solicitation constituting a solicitation targeting QIIs, which will be exempt from the registration requirements of the FIEL, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Any investor desiring to acquire the notes must be aware that the notes may not be Transferred to any other person unless such person is a QII.

In this section:

•

“QII” means a qualified institutional investor as defined in the Cabinet Ordinance Concerning Definitions under Article 2 of the Financial Instruments and Exchange Law of Japan (Ordinance No. 14 of 1993 of the Ministry of Finance of Japan, as amended).

•

“Transfer” means a sale, exchange, transfer, assignment, pledge, hypothecation, encumbrance or other disposition of all or any portion of notes, either directly or indirectly, to another person. When used as a verb, the terms “Transfer” and “Transferred” shall have correlative meanings.

•	“Resident of Japan” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the notes may not be offered or sold or made the subject of an invitation for subscription or purchase, and this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, whether directly or indirectly, to any person in Singapore other than:

(a) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

(b) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

(c) securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(i) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii) where no consideration is or will be given for the transfer;

(iii) where the transfer is by operation of law;

(iv) as specified in Section 276(7) of the SFA; or

(v) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification—In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of notes, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Taiwan

The notes have not been, and will not be, registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”) pursuant to applicable securities laws and regulations. No person or entity in

Taiwan is authorized to distribute or otherwise intermediate the offering of the notes or the provision of information relating to this prospectus supplement and the accompanying prospectus. The notes may be made available for purchase outside Taiwan by investors residing in Taiwan (either directly or through properly licensed Taiwan intermediaries acting on behalf of such investors), but may not be issued, offered or sold in Taiwan. No subscription or other offer to purchase the notes shall be binding on us until received and accepted by us or any underwriter outside of Taiwan (the “Place of Acceptance”), and the purchase/sale contract arising therefrom shall be deemed a contract entered into in the Place of Acceptance.

Republic of Korea

The notes may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in South Korea or to any resident of South Korea except pursuant to the applicable laws and regulations of South Korea, including the Financial Investment Services and Capital Markets Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The notes have not been registered with the Financial Services Commission of South Korea for public offering in South Korea. Furthermore, the Notes may not be re-sold to South Korean residents unless the purchaser of the notes complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with their purchase.

LEGAL MATTERS

Certain legal matters with respect to the legality of the notes offered hereby will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. Certain legal matters with respect to the offering will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

The consolidated financial statements and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s annual report on Form 10-K and the effectiveness of Verisk Analytics, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules of the SEC allow us to omit from this prospectus supplement some of the information included in the registration statement. This information may be found on the SEC’s Internet site, http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that are subject to the SEC’s reporting requirements.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We fulfill our obligations with respect to such requirements by filing periodic reports and other information with the SEC. These reports and other information are available as provided above.

INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. The information incorporated by reference is considered to be a part of this prospectus supplement. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules), on or after the date of this prospectus supplement until all of the notes are sold. The following documents filed with the SEC are incorporated by reference into this prospectus supplement:

•	our annual report on Form 10-K for the year ended December 31, 2022; and

•	our current report on Form 8-K dated February 7, 2023.

Any statement made in this prospectus supplement, the prospectus or in a document incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You can obtain any of the filings incorporated by reference in this prospectus supplement through us or from the SEC through the SEC’s Internet site at http://www.sec.gov. We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus supplement. You should direct requests for those documents to Verisk Analytics, Inc., 545 Washington Boulevard, Jersey City, NJ 07310-1686, Attention: Investor Relations (telephone: (201) 469-4327). The incorporated materials may also be found on the Investor Relations portion of our website at investor.verisk.com. Our website and the information contained in it or connected to it shall not be deemed to be incorporated into this prospectus supplement or the registration statement.

PROSPECTUS

VERISK ANALYTICS, INC.

Common Stock

Preferred Stock

Debt Securities

Rights to Purchase Common Stock

Warrants to Purchase Debt Securities

Units

Verisk Analytics, Inc. and/or its selling stockholders, as applicable, may offer from time to time common stock, preferred stock, debt securities, rights to purchase common stock, warrants to purchase debt securities and units consisting of any of the foregoing securities. Selling stockholders of Verisk Analytics, Inc. may offer from time to time common stock.

This prospectus will allow us to issue securities over time. Each of the securities registered hereby will be issued on terms to be determined at the time of the offering of such securities.

We will provide a prospectus supplement each time we and/or any selling stockholders sell securities, which will inform you about the specific terms of that offering and may also supplement, update or amend information contained in this document. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Our common stock is listed for trading on the NASDAQ Global Select Market under the symbol “VRSK.” We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed.

Investing in these securities involves certain risks. See “Risk Factors” beginning on page 3 of our annual report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference herein, and “Risk Factors” in any prospectus supplement.

We and/or our selling stockholders, as applicable, may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis.

The applicable prospectus supplement will provide the names of any underwriters, dealers or agents, the specific terms of the plan of distribution, any option granted to underwriters to acquire additional shares and any applicable underwriting discounts and commissions.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 26, 2020.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus. The terms “we,” “us,” and “our” refer to Verisk Analytics, Inc. and its consolidated subsidiaries. We use the term “Verisk” to refer specifically to Verisk Analytics, Inc. as the public reporting company.

i

VERISK ANALYTICS, INC.

Verisk Analytics, Inc. and its consolidated subsidiaries (“Verisk” or the “Company”) is a leading data analytics provider serving customers in insurance, energy and specialized markets, and financial services. Using advanced technologies to collect and analyze billions of records, we draw on unique data assets and deep domain expertise to provide innovations that may be integrated into customer workflows. We offer predictive analytics and decision support solutions to customers in rating, underwriting, claims, catastrophe and weather risk, natural resources intelligence, economic forecasting, and many other fields. In the United States, or U.S., and around the world, we help customers protect people, property, and financial assets.

Our principal executive offices are located at 545 Washington Boulevard, Jersey City, New Jersey, 07310-1686 and our telephone number is (201) 469-3000. We maintain a website at www.verisk.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we and/or our selling stockholders, as applicable, may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we and/or any selling stockholders may offer. Each time we and/or any selling stockholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

Verisk files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site, http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

The rules of the SEC allow us to “incorporate by reference” the information Verisk files with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that Verisk files later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering under this prospectus:

(a)	Verisk’s Annual Report on Form 10-K for the year ended December 31, 2019; and

(b)	Verisk’s Current Report on Form 8-K filed on February 18, 2020.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus. You should direct requests for those documents to Verisk Analytics, Inc., 545 Washington Boulevard, Jersey City, NJ 07310-1686, Attention: Investor Relations (telephone: (201) 469-4327). The incorporated materials may also be found on the Investor Relations portion of our website at investor.verisk.com. Our website and the information contained in it or connected to it shall not be deemed to be incorporated into this prospectus or the registration statement.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

We have made or incorporated by reference statements under the captions “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and in other sections of this prospectus or the documents incorporated by reference herein that are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed under the caption entitled “Risk Factors” beginning on page 15 of Verisk’s annual report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference herein, and the “Risk Factors” included in any prospectus supplement. You should specifically consider the numerous risks outlined under “Risk Factors.”

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations.

RISK FACTORS

An investment in our securities involves significant risks. Before purchasing any securities, you should carefully consider and evaluate all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2019, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement. Our business, results of operations or financial condition could be adversely affected by any of these risks or by additional risks and uncertainties not currently known to us or that we currently consider immaterial.

USE OF PROCEEDS

Except as otherwise set forth in a prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, which could include repayments of outstanding debt, and for business acquisitions or investments.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 2,000,000,000 shares of common stock, par value $0.001 per share, and 80,000,000 shares of preferred stock, par value $0.001 per share.

The following descriptions are summaries of the material terms of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws. Please refer to the more detailed provisions of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, copies of which are incorporated by reference as exhibits to our registration statement, and applicable law.

Common Stock

Voting Rights

Holders of our common stock have the sole right and power to vote on all matters on which a vote of stockholders is to be taken, except as provided by statute or resolution of our board of directors in connection with the issuance of preferred stock in accordance with our Amended and Restated Certificate of Incorporation.

The amendment of certain of the provisions in our amended and restated certificate of incorporation requires the affirmative vote of at least two-thirds of the votes cast thereon by the outstanding shares of the common stock. These provisions include certain of the limitations described below under “— Dividend Rights”, “— Liquidation Rights”, “— Beneficial Ownership Limitations” and “Anti-Takeover Effects of Delaware Law — Staggered Boards.”

Dividend Rights

Holders of our common stock are entitled to share equally (on a per share basis) in any dividend declared by our board of directors, subject to any preferential or other rights of any outstanding preferred stock.

Liquidation Rights

Upon liquidation, dissolution or winding up, holders of our common stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and payment of preferential and other amounts, if any, payable on any outstanding preferred stock.

Beneficial Ownership Limitations

Our amended and restated certificate of incorporation prohibits any insurance company from beneficially owning more than ten percent of the aggregate outstanding shares of our common stock. If any transfer is purportedly effected which, if effected, would result in a violation of this limitation, the intended transferee will acquire no rights in respect of the shares in excess of this limitation, and the purported transfer of such number of excess shares will be null and void. In this context an insurance company means any insurance company whose primary activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies or any other entity controlling, controlled by or under common ownership, management or control with such insurer or reinsurer.

Preferred Stock

The board of directors has the authority to issue the preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the stockholders.

The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock. At present, we have no plans to issue any of the preferred stock.

Anti-Takeover Effects of Delaware Law

We are subject to the “business combination” provisions of Section 203 of the Delaware General Corporation Law. In general, such provisions prohibit a publicly held Delaware corporation from engaging in various “business combination” transactions with any interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless

•	the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•

on or subsequent to such date the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation’s voting stock.

The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to the Company and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Advance Notice of Proposals and Nominations

Our bylaws establish advance notice procedures with regard to stockholders’ proposals relating to the nomination of candidates for election as directors or other business to be brought before meetings of its stockholders. These procedures provide that notice of such stockholders’ proposals must be timely given in writing to our secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 60 days nor more than 90 days prior to the first anniversary date of the annual meeting for the preceding year. Shareholders utilizing “proxy access” must meet separate deadlines. The notice must contain certain information specified in the bylaws.

Limits on Written Consents

Our amended and restated certificate of incorporation prohibits stockholder action by written consent.

Proxy Access

Our bylaws contain “proxy access” provisions which give an eligible shareholder (or group of up to 20 shareholders aggregating their shares) owning at least 3% of the Company’s issued and outstanding common stock continuously for at least three years the right to nominate and include in the Company’s annual meeting proxy materials director nominees constituting up to the greater of two directors or 20% of the board of directors, provided that the shareholders and nominees satisfy the requirements and such other limitations specified in the bylaws.

Limits on Special Meetings

Our amended and restated certificate of incorporation and bylaws provide that special meetings of the stockholders may be called by our board of directors, the chairman of the board, the Chief Executive Officer, the President or our Secretary.

Staggered Boards

Our board of directors is divided into three classes serving staggered terms. The number of directors is fixed by our board of directors, subject to the terms of our Amended and Restated Certificate of Incorporation.

Our board of directors currently consists of twelve directors, and each director is elected for a three-year term by the holders of a majority of the votes cast by the holders of shares of common stock present in person or represented by proxy at the meeting and entitled to vote on the election of the directors, provided that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the votes cast by the holders of shares of common stock present in person or represented by proxy at the meeting and entitled to vote on the election of the directors. Vacancies on our board of directors will be filled by a majority of the remaining directors.

Listing

Our common stock is listed on the NASDAQ Global Select Market under the symbol “VRSK.”

Transfer Agent and Registrar

The Transfer Agent and Registrar for the common stock is Equiniti Trust Company.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES OF DEBT SECURITIES

The following description of the terms of the debt securities provides certain general terms and provisions of the debt securities to which any prospectus supplement may relate. We will describe in any prospectus supplement the particular terms of the debt securities offered and the extent, if any, to which the general provisions apply to the debt securities.

Verisk Analytics, Inc. (“Verisk” or the “Issuer”) may issue senior debt securities under an indenture (the “Senior Notes Indenture”) dated March 6, 2019, between Verisk, as issuer, and Wells Fargo Bank, National Association, as trustee (as trustee under the Senior Notes Indenture and the Subordinated Notes Indenture (as defined below), the “Trustee”). In addition, Verisk may issue subordinated debt securities under an indenture to be entered into between Verisk, as issuer, and Wells Fargo Bank, National Association, as trustee (the “Subordinated Notes Indenture” and together with the Senior Notes Indenture, the “Indentures” and each an “Indenture”).

The Senior Notes Indenture and form of the Subordinated Notes Indenture are incorporated by reference as exhibits to the registration statement to which this prospectus relates. The following summary of the Indentures does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Indentures. Numerical references in parentheses below are to sections in the relevant Indenture.

General

The following description describes debt securities we may issue from time to time under this prospectus. Modifications to these terms and/or additional terms will be provided in the applicable prospectus supplement. The debt securities will be unsecured general obligations of the Issuer and will constitute either senior or subordinated debt of the Issuer. Each Indenture provides that debt securities may be issued from time to time in one or more series. The Issuer may authorize the issuance and provide for the terms of a series of debt securities pursuant to a supplemental indenture or pursuant to a resolution of its Board of Directors, any duly authorized committee of the Board of Directors or any committee of officers or other representatives of the Issuer duly authorized by the Board of Directors for this purpose. The Indentures do not limit or otherwise restrict the amount of indebtedness which may be issued in accordance with their terms or that may otherwise be issued by the Issuer or any of its subsidiaries.

You should refer to the prospectus supplement relating to a particular series of debt securities for the terms of those debt securities, including, where applicable:

•	the designation of the series of debt securities;

•	the classification of the debt securities as senior or subordinated debt securities;

•	the ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;

•

if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

•

any limit upon the aggregate principal amount of the series of debt securities that may be authenticated and delivered under the Indenture and any limitation on the Issuer’s ability to increase such aggregate principal amount after the initial issuance of the series of debt securities;

•	the issue price of the debt securities;

•	the date or dates on which the principal of the series of debt securities is payable (which date or dates may be fixed or extendible);

•	the interest rate or rates (which may be fixed or floating), if any, the method by which the rate or rates will be determined and the interest payment and regular record dates;

•	the place or places where the principal of and any interest on the series of debt securities shall be payable;

•

the Issuer’s right, if any, to redeem debt securities of the series, in whole or in part, at the Issuer’s option and the period or periods within which, the price or prices at which and any terms and conditions upon which debt securities of the series may be so redeemed, pursuant to any sinking fund or otherwise;

•

the Issuer’s obligation, if any, to redeem, purchase or repay debt securities of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a holder thereof and the price or prices at which and the period or periods within which and any of the terms and conditions upon which debt securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

•	if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which debt securities of the series shall be issuable;

•	if other than the principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•

if other than the currency of the United States of America, the currency or currencies, including composite currencies, in which payment of the principal of and interest on the debt securities of the series shall be payable;

•	whether the debt securities of the series will be issued in registered or bearer form (with or without coupons), or any combination of the foregoing;

•	whether the debt securities of the series may be exchangeable for and/or convertible into common stock or any other security;

•	whether and under what circumstances the Issuer will pay additional amounts on the debt securities of the series held by a person who is not a U.S. person in respect of any taxes;

•	if the debt securities of the series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary debt security of such series);

•	any trustees, depositaries, authenticating or paying agents, transfer agents or the registrar or any other agents with respect to the debt securities of the series;

•	provisions, if any, for the defeasance of the debt securities of the series (including provisions permitting defeasance of less than all debt securities of the series);

•	if the debt securities of the series are issuable in whole or in part in global form, the identity of the depositary or common depositary for such debt securities in global form;

•	any other Events of Default or covenants with respect to the debt securities of the series; and

•	any other terms of the debt securities of the series (which terms shall not be inconsistent with the provisions of the Indenture).

If the Issuer issues Original Issue Discount Securities, we will also describe in the applicable prospectus supplement the U.S. federal income tax consequences and other special considerations applicable to those securities.

Senior Debt

Verisk may issue under the Senior Notes Indenture additional debt securities that will constitute part of the senior debt of Verisk. These senior debt securities will rank equally and pari passu with all other unsecured and unsubordinated debt of Verisk.

Subordinated Debt

Verisk may issue under the Subordinated Debt Indenture the debt securities that will constitute part of the subordinated debt of Verisk. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the Subordinated Debt Indenture, to all senior indebtedness of Verisk. The Subordinated Debt Indenture defines “senior indebtedness” to include principal of and interest on all of our debt but does not include nonrecourse obligations, the subordinated debt securities, any other obligations specifically designated as being subordinate in right of payment to senior indebtedness or any of our redeemable stock.

In general, the holders of all senior indebtedness are first entitled to receive payment of the full amount unpaid on senior indebtedness before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events. These events include:

•

any liquidation, dissolution, winding up, receivership, reorganization, assignment for the benefit of creditors, marshalling of assets and liabilities or any bankruptcy, insolvency or similar proceedings of ours; or

•	a default having occurred for any payment with respect to any senior indebtedness, and such an event of default shall not have been cured or waived or shall not have ceased to exist.

If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

No Guarantees

None of Verisk’s subsidiaries will guarantee the senior notes or the subordinated notes.

Consolidation, Merger or Sale of Assets

Unless otherwise provided in a prospectus supplement, the Issuer may not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (in one transaction or a series of related transactions), unless:

(a) (i) the Issuer shall be the continuing Person or (ii) the Person (if other than the Issuer), formed by such consolidation or into which the Issuer is merged or to which the Issuer’s properties and assets shall be sold, conveyed, transferred or leased shall be a Person organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the Issuer’s obligations on all of the debt securities under the Indenture;

(b) immediately after giving effect to the transaction referred to in clause (a), no Default shall have occurred and be continuing; and

(c) the Issuer shall have delivered to the Trustee (A) an opinion of counsel stating that such consolidation, merger or sale, conveyance, transfer or lease and such supplemental indenture (if any) complies with the relevant provision and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with and that such supplemental indenture (if any) constitutes the legal, valid and binding obligation of the Issuer and any such successor enforceable against such entity in accordance with its terms, subject to customary exceptions and (B) an officers’ certificate to the effect that immediately after giving effect to such transaction, no Default shall have occurred and be continuing.

Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the Issuer’s property and assets in accordance with the foregoing, the successor Person formed by such consolidation or into which the Issuer is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer’s under the Indenture with the same effect as if such successor Person had been named in the Issuer’s place in the Indenture and thereafter the predecessor Person, except in the case of a lease, shall be relieved of all obligations and covenants under the Indenture and the debt securities.

Events of Default

Unless otherwise provided in a prospectus supplement, each of the following is an “Event of Default” under the Indentures, together with any other Event of Default established with respect to the debt securities of any series as provided in the applicable prospectus supplement:

•

the Issuer defaults in the payment of the principal of any debt security of such series when due and payable at maturity, upon acceleration, redemption or mandatory repurchase, including as a sinking fund installment, or otherwise;

•	the Issuer defaults in the payment of interest on any debt security of such series when the same becomes due and payable, and such default continues for a period of 30 days;

•

the Issuer defaults in the performance of or breaches any other covenant or agreement of the Issuer in the Indenture with respect to any debt security of any series and such default or breach continues for a period of 90 days after written notice is given to the Issuer by the Trustee or to the Issuer and the Trustee by the holders of 25% or more in aggregate principal amount of the debt securities of each series affected thereby (acting as a separate class) specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” as defined in the Indenture; and

•	the occurrence of various events of bankruptcy, insolvency or reorganization involving the Issuer as provided in the applicable Indenture.

No Event of Default with respect to a single series of debt securities issued under the applicable Indenture specific to such series shall constitute an Event of Default with respect to any other series of securities unless otherwise provided in the applicable Indenture or any supplemental indenture, officers’ certificate or board resolution with respect to any other series of debt securities.

If an Event of Default other than as described in the fourth bullet above with respect to the debt securities of any series then outstanding occurs and is continuing, then, and in each and every such case, except for any series of debt securities the principal of which shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of any such series then outstanding under the applicable Indenture by notice in writing to the Issuer (and to the Trustee if given by holders), may declare the entire principal (or, if the debt securities of any such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series established pursuant to the Indenture) of all debt securities of such series, and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

If an Event of Default described in the fourth bullet above occurs and is continuing, then the principal amount (or, if any debt securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof established pursuant to the Indenture) of all the debt securities then outstanding and interest accrued thereon, if any, shall be and become immediately due and payable, without any notice or other action by any holder or the Trustee, to the full extent permitted by applicable law.

The foregoing two paragraphs, however, are subject to the condition that if, at any time after the principal (or, if the debt securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof established pursuant to the Indenture) of the debt securities of any series (or of all the debt securities, as the case may be) shall have been so declared or become due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Issuer shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the debt securities of each such series (or of all the debt securities, as the case may be) and the principal of any and all debt securities of each such series (or of all the debt securities, as the case may be) which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the debt securities of each such series to the date of such payment or deposit) and such amount as shall be sufficient to cover all amounts owing the Trustee under the Indenture, and if any and all Events of Default under the Indenture, other than the non-payment of the principal of debt securities which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein, then and in every such case the holders of a majority in aggregate principal amount of all the then outstanding debt securities of all such series that have been accelerated (voting as a single class), by written notice to the Issuer and to the Trustee, may waive all defaults with respect to all such series (or with respect to all the debt securities, as the case may be) and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

No holder of any debt security of any series may institute any proceeding, judicial or otherwise, with respect to the Indenture or the debt securities of any series, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless: (a) such holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the debt securities of such series; (b) the holders of at least 25% in aggregate principal amount of outstanding debt securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee; (c) such holder or holders have offered to the Trustee indemnity satisfactory to it against any costs, liabilities or expenses to be incurred in compliance with such request; (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and (e) during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series have not given the Trustee a direction that is inconsistent with such written request. In addition, a holder may not use the Indenture to prejudice the rights of another holder or to obtain a preference or priority over such other holder. However, these limitations do not apply to impair or affect the right of any holder of a debt security to receive payment of principal of or interest, if any, on such holder’s debt security on or after the respective due dates expressed on such debt security, or to bring suit for the enforcement of any such payment on or after such respective dates.

If an Event of Default has occurred and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request, order or direction of any of the holders, unless such holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

Subject to the right of the Trustee to receive indemnity satisfactory to it, the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series affected may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the debt securities of such series by the Indenture.

The Trustee will, within 90 days after any default occurs, be required to give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal or interest when due, the Trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

The Issuer is required to furnish to the Trustee an annual statement as to compliance with all conditions and covenants under the Indentures within 120 days after the end of each fiscal year.

Modification and Waiver

The Issuer and the Trustee may amend or supplement an Indenture or the debt securities of any series without notice to or the consent of any holder in order to:

•	cure any ambiguity, defect or inconsistency in the Indenture; provided that such amendments or supplements shall not materially and adversely affect the interests of the holders;

•	comply with the provisions set forth above under the caption “— Consolidation, Merger or Sale of Assets”;

•	comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act;

•

evidence and provide for the acceptance of appointment under the Indenture with respect to the debt securities of any or all series by a successor Trustee and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one Trustee, pursuant to the requirements of the Indenture;

•	establish the form or forms or terms of debt securities of any series or of the coupons appertaining to such debt securities as permitted by Indenture;

•	provide for uncertificated or unregistered debt securities and to make all appropriate changes for such purpose; or

•	make any change that does not materially and adversely affect the rights of any holder.

Subject to the terms of the applicable Indenture, without prior notice to any holders, the Issuer and the Trustee may amend the Indenture and the debt securities of any series with the written consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by such amendment, and the holders of a majority in principal amount of the outstanding debt securities of each series affected thereby by written notice to the Trustee may waive future compliance by the Issuer with any provision of the Indenture or the debt securities of such series. However, without the consent of each holder affected thereby, an amendment or waiver may not:

•	change the stated maturity of the principal of, or any sinking fund obligation or any installment of interest on, such holder’s debt security or the times at which it may be redeemed or repurchased;

•	reduce the principal amount thereof or the rate of interest thereon (including any amount in respect of original issue discount);

•	change the coin or currency in which any debt security or any premium or interest thereon is payable;

•	impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof (or, in the case of redemption, on or after the redemption date);

•	make any changes that would affect the ranking for the debt securities in a manner adverse to the holders thereof;

•	reduce the percentage of outstanding debt securities the consent of whose holders is necessary to modify or amend the Indenture with respect to the debt securities of the relevant series;

•

reduce the percentage in principal amount of outstanding debt securities of the relevant series the consent of whose holders is required for any supplemental indenture or for any waiver of compliance with certain provisions of the Indenture or certain Defaults and their consequences provided for in the Indenture; or

•	make any changes to this paragraph.

Denominations, Exchange, Registration and Transfer

Unless otherwise specified in the applicable prospectus supplement, the debt securities of any series will be issued as registered securities, in global or certificated form and in denominations of $2,000 and any integral multiple of $1,000 in excess thereof, and will be payable only in U.S. dollars. For more information regarding debt securities issued in global form, see “Forms of Securities” below. Any debt securities the Issuer issues in bearer form will have coupons attached.

Registered debt securities of any series will be exchangeable for other registered debt securities of the same series in the same aggregate principal amount and having the same stated maturity date and other terms and conditions. If so provided in the applicable prospectus supplement, to the extent permitted by law, debt securities of any series issued in bearer form which by their terms are registrable as to principal and interest may be exchanged, at the option of the holders, for registered debt securities of the same series in the same aggregate principal amount and having the same stated maturity date and other terms and conditions, upon surrender of those securities at the corporate trust office of the trustee or at any other office or agency designated by the Issuer for the purpose of making any such exchanges. Except in certain limited circumstances, debt securities issued in bearer form with coupons surrendered for exchange must be surrendered with all unmatured coupons and any matured coupons in default attached thereto.

Upon surrender for registration of transfer of any registered debt security of any series at the office or agency maintained for that purpose and upon payment of any tax or other governmental charges that may be required in connection with any exchange or registration of transfer of such debt security, the Issuer will execute, and the Trustee will authenticate and deliver, in the name of the designated transferee, one or more new registered debt securities of the same series in the same aggregate principal amount of authorized denominations and having the same stated maturity date and other terms and conditions. The Issuer may not impose any service charge, other than any required tax or other governmental charge, on the transfer or exchange of debt securities.

The Issuer is not required (i) to issue, authenticate, register the transfer of or exchange debt securities of any series during a period of 15 days before the mailing of a notice of redemption of such debt securities for redemption or (ii) to register the transfer of or exchange any debt security so selected for redemption in whole or in part.

Satisfaction and Discharge; Defeasance

Satisfaction and Discharge

The Issuer may terminate its obligations under the Indenture with respect to any series of debt securities when:

(a) the Issuer has paid or caused to be paid the principal of and interest on all the debt securities of any series outstanding under the Indenture (other than debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the Indenture) as and when the same shall have become due and payable;

(b) the Issuer has delivered to the Trustee for cancellation all debt securities of any series theretofore authenticated (other than any debt securities of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in the Indenture); or

(c) all the debt securities of such series not theretofore delivered to the Trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee sufficient funds to pay and discharge the entire indebtedness on the series of debt securities.

In any such case, the Issuer will also:

(a) pay or cause to be paid all other sums payable under the Indenture by the Issuer with respect to debt securities of such series,

(b) deliver to the Trustee an officers’ certificate and an opinion of counsel.

In no event shall the rights of holders of debt securities to receive amounts in respect of principal of and interest on the debt securities held by them be delayed longer than required by then-applicable mandatory rules or policies of any securities exchange upon which the debt securities are listed.

Legal Defeasance

The Issuer may also elect to have its obligations under the Indenture discharged with respect to the outstanding debt securities of any series. The Issuer shall be deemed to have paid and shall be discharged from any and all obligations in respect of the debt securities of any series, on the 123rd day after the deposit referred to in clause (i) below has been made, and the provisions of the Indenture shall no longer be in effect with respect to the debt securities of such series (and the Trustee, at the Issuer’s expense, shall execute proper instruments acknowledging the same), provided that the following conditions shall have been satisfied:

(i) the Issuer has deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the debt securities of such series, (A) money in an amount, or (B) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the due date of any payment referred to in subclause (x) or (y) of this clause (i) money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee (x) the principal of, premium, if any, and each installment of interest on the outstanding debt securities of such series on the due dates thereof and (y) any mandatory sinking fund payments or analogous payments applicable to the debt securities of such series on the day on which such payments are due and payable in accordance with the terms of debt securities of such series and the Indenture with respect to the debt securities of such series;

(ii) the Issuer has delivered to the Trustee (A) either (x) an opinion of counsel to the effect that beneficial owners of debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of the Issuer’s exercise of its option and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which opinion of counsel must be based upon a ruling of the Internal Revenue Service to the same effect or a change in applicable federal income tax law or related treasury regulations after the date of the Indenture or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned opinion of counsel and (B) an opinion of counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the U.S. Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

(iii) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of any other agreement or instrument to which the Issuer is a party or by which the Issuer is bound;

(iv) if at such time the debt securities of such series are listed on a national securities exchange, the Issuer has delivered to the Trustee an opinion of counsel to the effect that the debt securities of such series will not be delisted as a result of such deposit, defeasance and discharge;

(v) the Issuer has delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge have been complied with; and

(vi) if the debt securities of such series are to be redeemed prior to the final maturity thereof (other than from mandatory sinking fund payments or analogous payments), notice of such redemption shall have been duly given pursuant to the Indenture or provision therefor satisfactory to the Trustee shall have been made.

However, neither satisfaction and discharge of the Indenture nor legal defeasance will discharge the provisions of the Indenture with respect to: (a) rights of registration of transfer and exchange, and the Issuer’s right of optional redemption, if any, (b) the substitution of mutilated, defaced, destroyed, lost or stolen debt securities, (c) the rights of holders to receive payments of principal thereof and interest thereon, upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any, (d) the rights, obligations and immunities of the Trustee under the Indenture and (e) the rights of the holders of such series as beneficiaries under the Indenture with respect to the property deposited with the Trustee payable to all or any of them.

Covenant Defeasance

In addition, the Issuer may elect to have its obligations released with respect to certain covenants in the Indenture, following which the Issuer will no longer be required to comply with any term, provision or condition set forth in, and the Indenture will no longer be in effect with respect to certain covenants, and certain events described above under “— Events of Default” shall be deemed not to be an Event of Default with respect to debt securities of any series, if:

(a) the Issuer has deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the debt securities of such series and the Indenture with respect to the debt securities of such series, (i) money in an amount or (ii) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the due dates thereof or earlier redemption (irrevocably provided for under agreements satisfactory to the Trustee), as the case may be, of any payment referred to in subclause (x) or (y) of this clause (a) money in an amount, or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee (x) the principal of, premium, if any, and each installment of interest on the outstanding debt securities of such series on the due date thereof or earlier redemption (irrevocably provided for under arrangements satisfactory to the Trustee), as the case may be, and (y) any mandatory sinking fund payments or analogous payments applicable to the debt securities of such series and the Indenture with respect to the debt securities of such series on the day on which such payments are due and payable in accordance with the terms of the Indenture and of debt securities of such series and the Indenture with respect to the debt securities of such series;

(b) the Issuer has delivered to the Trustee (i) an opinion of counsel to the effect that beneficial owners of debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of the Issuer’s exercise of its option and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (ii) an opinion of counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the U.S. Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

(c) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of any other agreement or instrument to which the Issuer is a party or by which the Issuer is bound;

(d) if at such time the debt securities of such series are listed on a national securities exchange, the Issuer has delivered to the Trustee an opinion of counsel to the effect that the debt securities of such series will not be delisted as a result of such deposit, defeasance and discharge;

(e) the Issuer has delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance have been complied with; and

(f) if the debt securities of such series are to be redeemed prior to the final maturity thereof (other than from mandatory sinking fund payments or analogous payments), notice of such redemption shall have been duly given pursuant to the Indenture or provision therefor satisfactory to the Trustee shall have been made.

Concerning the Trustee

Unless otherwise provided in a prospectus supplement, Wells Fargo Bank, National Association is the Trustee under each of the Indentures and is also the registrar and paying agent of the debt securities. The duties of the Trustee shall be as provided by the Trust Indenture Act, and as set forth in each Indenture.

The Trustee in its individual or any other capacity, may become the owner or pledgee of debt securities and may otherwise deal with us and our affiliates with the same rights it would have if it were not the Trustee.

Governing Law

The laws of the State of New York shall govern each of the Indentures and the debt securities, without regard to conflicts of law principles thereof.

Definitions

“affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“indebtedness” means, with respect to any person, obligations (other than Nonrecourse Obligations) of such person for borrowed money or evidenced by bonds, debentures, notes or similar instruments.

“Original Issue Discount Securities” means debt securities that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the provisions therefor in the Indenture.

“Nonrecourse Obligation” means indebtedness or other obligations substantially related to (a) the acquisition of assets not previously owned by us or any of our subsidiaries or (b) the financing of a project involving the development or expansion of its properties or those of any of our subsidiaries, as to which the obligee with respect to such indebtedness or obligation has no recourse to us or any of our subsidiaries, or any of our assets or those of any of our subsidiaries other than the assets that were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb), as it may be amended from time to time.

“Trustee” means Wells Fargo Bank, National Association until a successor replaces it in accordance with the provisions of the Indenture and thereafter shall mean or include each Person who is then a Trustee under the Indenture, and if at any time there is more than one such Person, “Trustee” as used with respect to the debt securities of any series shall mean the Trustee with respect to debt securities of that series.

“U.S. Government Obligations” means debt securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt.

“Yield to Maturity” means, as the context may require, the yield to maturity (i) on a series of debt securities or (ii) if the debt securities of a series are issuable from time to time, on a debt security of such series, calculated at the time of issuance of such series in the case of clause (i) or at the time of issuance of such debt security of such series in the case of clause (ii), or, if applicable, at the most recent redetermination of interest on such series or on such debt security, and calculated in accordance with the constant interest method or such other accepted financial practice as is specified in the terms of such debt security.

DESCRIPTION OF RIGHTS

We may issue rights under a purchase contract for the purchase or sale of equity securities issued by us, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under an indenture.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities.

FORMS OF SECURITIES

Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless otherwise provided in a prospectus supplement, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. We may issue registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Verisk, the trustees, the warrant agents, the unit agents or any other agent of Verisk, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We and/or the selling stockholders may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

The prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to be received by us, and/or the selling stockholders, as applicable;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. If we and/or the selling stockholders, if applicable, use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

We and/or the selling stockholders, if applicable, may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We and/or the selling stockholders, if applicable, may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with us and/or the selling stockholders, if applicable, to indemnification by us and/or the selling stockholders, if applicable, against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Each series of securities other than the common stock, which is listed on the NASDAQ Global Select Market, and other than any re-opening of any notes, will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.

VALIDITY OF SECURITIES

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Davis Polk &Wardwell LLP.

EXPERTS

The consolidated financial statements and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of Verisk Analytics, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.